SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRAILER BRIDGE, INC.
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          ______________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:
          ______________________________________________________________________
      (5) Total Fee Paid:
          ______________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
          ______________________________________________________________________
      (2) Form, schedule or registration statement no.:
          ______________________________________________________________________
      (3) Filing party:
          ______________________________________________________________________
      (4) Date filed:
          ______________________________________________________________________

                              TRAILER BRIDGE, INC.

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

         The Annual Meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the "Company"), will be held at the Company's facility at 10405 New Berlin Road East, Jacksonville, Florida 32226 at 1:00 P.M. Jacksonville time on Wednesday, May 28, 2003 for the following purposes:

         (1) To elect nine directors of the Company to hold office until the next annual meeting of stockholders; and

         (2) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

         A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 also accompanies this Notice.

         The Board of Directors has fixed the close of business on April 14, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date. Each holder of shares of the Company's Series A Preferred Stock is entitled to 35.52 votes for each share of Series A Preferred Stock held on the record date.

                                         By order of the Board of Directors,



                                         WILLIAM G. GOTIMER, JR.
                                         Executive Vice President,
                                         General Counsel and Secretary

Jacksonville, Florida
April 23, 2003

                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                              TRAILER BRIDGE, INC.
                           10405 NEW BERLIN ROAD EAST
                           JACKSONVILLE, FLORIDA 32226

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 2003, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 21, 2003.

         The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of common stock. There are 19,550 outstanding shares of Series A Preferred Stock entitled to 35.52 votes per share and 24,000 outstanding shares of Series B Preferred Stock that do not have voting rights. Only stockholders of record at the close of business on April 14, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,777,500 shares of Common Stock outstanding and entitled to vote and 19,550 shares of Series A Preferred Stock outstanding and entitled to 35.52 votes per share.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each share of Common Stock is entitled to one (1) vote and each share of the Company's Series A Preferred Stock is entitled to 35.52 votes. The Common Stock and the Series A Preferred Stock vote as a single class. The holders of shares having a majority of the votes that could be cast by the holders of all shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

         The estate of Malcom P. McLean owns 4,945,500 shares of Common Stock and all 19,550 outstanding shares of Series A Preferred Stock. Consequently, the estate controls approximately 53.9% of the voting power of the Company on all matters presented for stockholder action. Upon conversion of the Series A Preferred Stock the estate of Malcom P. McLean would control approximately 58.8% of the vote.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2003 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.

                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently nine. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

                       Nominees for Election as Directors

                                                                  Business Experience During the
Name                                   Age                     Past Five Years and Other Information
----                                   ---                     -------------------------------------

William G. Gotimer, Jr.                 43    Mr. Gotimer,  a director since June 2001, was appointed  Executive Vice
                                              President in April 2003 and has served as General  Counsel  since 1991.
                                              Mr.  Gotimer  also acts as legal  counsel  on certain  matters  for the estate of Malcom P. McLean,  including General Counsel for Kadampanattu
                                              Corp. He is also a director and vice  president of  Kadampanattu  Corp.
                                              His previous  experience  includes legal counsel with British  Airways,
                                              Plc.,  Pan American  World Airways and McLean  Industries.  Mr. Gotimer
                                              has an L.L.M.  degree in Taxation  from New York  University  School of
                                              Law  and  both  a JD  and BS  degree  in  accounting  from  St.  John's
                                              University.

Artis E. James                          56    Mr. James, a director since  September 1997, is the President and Chief
                                              Executive  Officer of Purcell  Co.,  Inc.,  a real  estate  development company with  properties  in the  southeastern  U.S. Mr. James has held that  position  since 1979.  Purcell  Co.,  Inc. is a  subsidiary  of a company  of which  the  estate of  Malcom  P.  McLean  is the  majority stockholder.

John D. McCown                          48    Mr. McCown,  a director since April 1991, has served as the Chairman of the Board and Chief  Executive  Officer since November 1995.  From July
                                              1992 to November  1995,  Mr. McCown was Vice  President of the Company.
                                              In addition to his role at Trailer  Bridge,  he is President  and Chief
                                              Executive Officer of Kadampanattu Corp.
                                              Mr.  McCown  worked for Malcom P.  McLean in various  capacities  since
                                              1980 and is  currently  co-executor  of his  estate.  Mr.  McCown  is a graduate of Harvard  Business  School (MBA,  1980) and Louisiana  State
                                              University  (BBA,  1975).  Mr. McCown currently serves as a director of
                                              Firstmark Corporation an aerospace company in Durham, North Carolina.

                                                                  Business Experience During the
Name                                   Age                     Past Five Years and Other Information
----                                   ---                     -------------------------------------

Malcom P. McLean Jr.(1)                 51    Mr.  McLean a director  since May 2002,  was  originally  appointed  to represent  the estate of Malcom P.  McLean's  interest and is President of MPM Properties,  Inc., a commercial real estate development  company in Alabama.  Since 1987, he has owned and managed various businesses in the  restaurant  and real estate field.  From 1978 to 1986,  Mr. McLean
                                              worked  in  various   capacities   at  U.S.   Lines,   Inc.,   a  large
                                              international  container shipping company,  where he was President from
                                              1984 to 1986.  Mr.  McLean is the son of the late  founder  of  Trailer
                                              Bridge and the  brother-in-law of Greggory B. Mendenhall.  He is also a director of Kadampanattu Corp.

Greggory B. Mendenhall(1)               58    Mr. Mendenhall,  a director since May 2002, was originally appointed to represent  the estate of Malcom P.  McLean's  interest  and is managing partner of the New York office of Schnader  Harrison Segal & Lewis LLP, where he has  practiced  law for more than five years.  Mr.  Mendenhall has a JD from The  George  Washington  University  Law  School and a BA
                                              from Brigham Young University.  Mr.  Mendenhall's  spouse is a director of Kadampanattu Corp.

F. Duffield Meyercord                   56    Mr. Meyercord,  a director since May 2002, is co-executor of the estate of  Malcom  P.  McLean  (see  "Ownership  of the  Capital  Stock of the
                                              Company")  and was  originally  appointed  to  represent  the  estate's interest.  Mr.  Meyercord  has been a Partner and Managing  Director of
                                              Carl Marks Consulting Group for more than five years.

Peter S. Shaerf                         49    Mr.  Shaerf,  a  director  since  April  19,  2002,  is a  Senior  Vice
                                              President  of  American  Marine  Advisors,  Inc.,  an  investment  bank specializing  in the  maritime  industry.  From 1998 until  April 2002,
                                              Mr.  Shaerf  was  Managing  Director  of  Poseidon  Capital  Corp.,  an
                                              independent maritime consulting and investment company.  Since 1980, he has  been  a  partner  of  The  Commonwealth  Group,  a  brokerage  and consulting  company that  specializes in the liner  shipping  industry.
                                              Mr. Shaerf currently serves as a director of MC Shipping,  Inc. (AMEX),
                                              General Maritime Corp (NYSE) and TBS  International.  Mr. Shaerf serves on both the Compensation and Audit Committees.

                                                                  Business Experience During the
Name                                   Age                     Past Five Years and Other Information
----                                   ---                     -------------------------------------

Allen L. Stevens                        59    Mr.  Stevens,  a  director  since May 2002,  is  President  of  Stevens
                                              Industries,  Inc.,  a company with  interests in Great Lakes  shipping, grain cargo handling and real estate.  Mr. Stevens has been involved in the  maritime  industry for over 30 years,  initially in the  financial planning  area  at  Sea-Land  Service  and  subsequently  as the  Chief
                                              Financial Officer and board member at McLean Industries,  Inc., a large holding  company with interests in container  shipping and real estate.
                                              He is a graduate of the  University of Michigan and Harvard Law School.
                                              Mr.  Stevens  also  serves  as a  partner  of Club  Quarters,  an urban business  hotel entity he helped  co-found.  Mr. Stevens serves on both the Compensation and Audit Committees.

Nickel van Reesama                      53    Mr. van  Reesama,  a director  since June 2001,  is the  President  and principal  owner of Van Ommeren  Shipping  (USA) LLC, a U.S.  flag ship owning company based in Stamford,  Connecticut.  Mr. van Reesema joined
                                              Royal Van Ommeren in The  Netherlands  in 1973 and became  President of its U.S.  subsidiary  in 1979.  He  became a U.S.  citizen  in 1989 and with  other  management  purchased  VOSUSA  in 1997.  Mr.  van  Reesama serves on both the Compensation and Audit Committees.

 (1)     Mr. Mendenhall and Mr. McLean are brothers-in-law.

         The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

      NAME                          AGE                   POSITION
      ----                          ---                   --------

John D. McCown                      48     Chairman of the Board and Chief
                                           Executive Officer

Ralph W. Heim                       56     President and Chief Operating Officer

William G. Gotimer, Jr.             43     Executive Vice President, Secretary
                                           and General Counsel

David A. Miskowiec                  55     Vice President of Sales

J. Edward Morley                    55     Vice President of Operations

Mark A. Tanner                      51     Vice President of Administration and
                                           Chief Financial Officer

Robert van Dijk                     56     Vice President of Pricing

         Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

         Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales for Crowley American Transport. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

         Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991. Mr. Morley's overall transportation experience with major container transportation companies spans over 25 years.

         Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he was Manager of Analysis and Statistics for four years. His prior experience includes three years as Manager of Corporate Planning for The Charter Company, which was a Jacksonville based $5 billion publicly-held company, and five years in public accounting.

         Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 2002, the Board of Directors met twelve times, the Audit Committee met five times, and the Compensation Committee met three times. During 2002, all directors attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

         The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The Audit Committee is comprised of Allen L. Stevens, Nickel van Reesema, and Peter Shaerf, each of who is "independent" under Nasdaq rules.

         The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema and Shaerf.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table," (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 1, 2003. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

         Transportation Receivables, 1992 LLC, an affiliate of the estate of Malcom P. McLean, owns 100% of the Company's Series A Convertible Preferred Stock (the "Series A Preferred"). The 19,550 shares of Series A Preferred are convertible into a total of 1,955,000 shares of Common Stock. Prior to conversion, the Series A Preferred votes together with the Common Stock (and not separately as a class unless required by Delaware law) and is entitled to a total of 694,416 votes. The shares of Common Stock issuable upon conversion of the Series A Preferred are included in the estate's ownership in the table below in the column "Right to Acquire Common Stock." The votes attributable to the Series A Preferred are included in the estate's ownership in the column "Voting Stock."

                                                                      Common
                                                                    Stock and
                                                    Right to         Right to                                     Percent of
                                 Outstanding         Acquire         Acquire                                      Outstanding
                                    Common           Common           Common                      Outstanding       Voting
           Name(1)                  Stock             Stock           Stock       Percent(2)    Voting Stock(3)    Stock(3)

Estate of Malcom P.              4,945,500(6)    1,955,000(7)       6,900,500          58.8%      5,639,916(8)        53.9%
McLean(4)(5)

John D. McCown(4)((9)              589,400         942,000(6)       1,531,400          15.7%        589,000            5.6%

Clara L. McLean                  1,334,500               -          1,334,500          13.6%      1,334,500           12.7%

Ralph W. Heim                       31,100         263,055(10)        294,155           2.9%         31,100            *

William G. Gotimer, Jr.             67,442         106,585(10)        174,027           1.8%         67,442            *

Mark A. Tanner                      15,100         110,585(10)        125,685           1.3%         15,100            *

J. Edward Morley                     5,400         105,585(10)        110,985           1.1%          5,400            *

Robert Van Dijk                      5,100         105,585(10)        110,685           1.1%          5,100            *

                                                                      Common
                                                                    Stock and
                                                    Right to         Right to                                     Percent of
                                 Outstanding         Acquire         Acquire                                      Outstanding
                                    Common           Common           Common                      Outstanding       Voting
           Name(1)                  Stock             Stock           Stock       Percent(2)    Voting Stock(3)    Stock(3)

Artis E. James                      15,000           7,000(11)         22,000           *            15,000            *

Nickel van Reesema                       -           2,500(11)          2,500           *                 -            -

Peter S. Shaerf                          -           2,500(11)          2,500           *                 -            -

Allen L. Stevens                    81,600               -             81,600           *            81,600            *

F. Duffield Meyercord(4)(9)          2,000               -              2,000           *             2,000            *

Greggory Mendenhall(9)               1,000               -              1,000           *             1,000            *

Malcom P. McLean, Jr. (9)            5,000               -              5,000           *             5,000            *

All directors, nominees and      5,768,742       2,703,733(7)       8,472,475(7)       67.9%      6,462,758(8)        61.7%
executive officers as a
group (14 persons)(12)

______________________________________

*        Less than 1%.

(1) The address of each 5% owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless shown otherwise shown in notes to the table.

(2) The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable (a) upon conversion of Series A Preferred, in the case of the estate of Malcom P. McLean, or (b) upon exercise of stock options that are presently exercisable or become exercisable within 60 days.

(3) This column shows the votes attributable to presently outstanding stock, including voting rights of the Series A Preferred, which votes together with the Common Stock.

(4) John D. McCown and F. Duffield Meyercord are co-executors under the will of Malcom P. McLean.

(5) The address of the estate is c/o Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

(6) Includes 942,000 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in May 1997.

(7) Includes shares issuable upon conversion of the Series A Preferred held by an affiliate of the estate of Malcom P. McLean.

(8) Includes 694,416 votes attributable to the Series A Preferred held by an affiliate of the estate of Malcom P. McLean.

(9) Excludes 4,945,500 shares held by the estate of Malcom P. McLean, of which Messrs. McCown and Meyercord are co-executors. Mr. Mendenhall's wife and Mr. McLean are residuary beneficiaries of the estate. Also excludes 694,416 votes attributable to the Series A Preferred issued to an affiliate of the estate of Malcom P. McLean and 1,955,000 shares of Common Stock issuable upon conversion of the Series A Preferred.

(10) Consists of options to acquire shares under the Company's Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(11) Consists of options to acquire shares under the Company's Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(12) Includes shares held directly or indirectly by the estate of Malcom P. McLean, of which John D. McCown and F. Duffield Meyercord are co-executors.


         While the Company does not have a formal stock ownership policy for officers and directors, it encourages stock ownership as a means of aligning the interests of management and shareholders. As shown in the following table, officers and directors have purchased a total of 384,042 shares, and sold 4,100 shares in open market transactions, since the Company's initial public offering in July 1997.

                                             Shares           Shares
                  Year                     Purchased           Sold

                  1997                       4,400
                  1998                      64,402
                  1999                      38,536
                  2000                     149,654
                  2001                      26,400
                  2002                      87,800            4,100
                  2003 YTD                  12,850
                  Totals                   384,042            4,100


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2002 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the fiscal years ended December 31, 2000; December 31, 2001 and December 31, 2002 paid or awarded to those persons who were, at December 31, 2002: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                         -------------------------
                                                                                          Long-Term
                                                                     Other Annual       Compensation        All Other
          Name and                         Salary        Bonus       Compensation       Options/SARs       Compensation
     Principal Position          Year          $            $            ($)                  (#)                ($)(1)
     ------------------          ----    ---------    ----------   -----------------  ----------------   --------------

John D. McCown                   2002     270,023         --             --                    --               560
Chairman of the Board            2001     262,500         --             --                    --               887
and CEO                          2000     262,500         --             --                    --               887

Ralph W. Heim                    2002     176,346         --             --                30,000             8,865
President and                    2001     165,000         --             --                     0             6,151
Chief Operating Officer          2000     165,000         --             --               103,000             5,479


J. Edward Morley                 2002     118,373         --             --                25,000             4,939
Vice President of                2001     112,070         --             --                     0             2,137
Operations                       2000     112,070         --             --                38,400             3,985


Robert Van Dijk                  2002     118,685         --             --                25,000             4,789
Vice President of                2001     108,724         --             --                     0             4,387
Pricing                          2000     108,724         --             --                38,400             3,985


Mark A. Tanner                   2002     118,212         --             --                25,000             4,321
Vice President of                2001     108,000         --             --                     0             3,959
Administration & CFO             2000     108,000         --             --                38,400             3,800

------------------------------

 (1) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan and excess group life insurance premiums respectively, as follows: In 2000 Mr. McCown, $0 and $887; Mr. Heim, $4,706 and $773; Mr. Morley, $1,925 and $480; Mr. van Dijk, $3,523 and $462; and Mr. Tanner, $3,501 and $299. In 2001 Mr. McCown,
         $0 and $887; Mr. Heim, $4,706 and $1,445; Mr. Morley, $1,657 and $480;
         Mr. van Dijk, $3,523 and $864; and Mr. Tanner, $3,501 and $458. In 2002
         Mr. McCown, $0 and $560; Mr. Heim, $4,706 and $1,659; Mr. Morley, $1,350 and $989; Mr. van Dijk, $3,822 and $967; and Mr. Tanner, $3,501
         and $514. In 2002 Mr. Heim and Mr. Morley each received a $2,500 innovation award.

Option/SAR Grants In Last Fiscal Year

         The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 2002, under the Company's Incentive Stock Plan.

                                                  Individual Grants
                             ---------------------------------------------------------------
                                                 % of                                          Potential Realizable Value
                                Options/         Total                                           at Assumed Annual Rates
                                   SAR         Options/                                        of Stock Price Appreciation
                                 Granted         SARs          Exercise        Expiration          for Option Term(3)
Name                               (#)          Granted     Price ($/sh)(1)      Date(2)         5%($)            10%($)
----                               ---          -------     ---------------      -------         -----            ------

John D. McCown.............            0            0%            n/a                n/a               0                0
Ralph W. Heim..............       30,000         11.2%           2.88            05/10/12        $54,336         $137,699
J. Edward Morley...........       25,000          9.4%           2.88            05/10/12         45,280          114,749
Robert Van Dijk............       25,000          9.4%           2.88            05/10/12         45,280          114,749
Mark A. Tanner.............       25,000          9.4%           2.88            05/10/12         45,280          114,749

(1) The exercise price equals the price of the Common Stock on the date of grant.

(2) The options were granted on May 10, 2002 and vest ratably over a five-year period, expiring ten years after their grant date.

(3) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and
         (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.


Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table provides information concerning options exercised under the Company's Incentive Stock Plan by the Named Executive Officers during the fiscal year ended December 31, 2002, and the value at December 31, 2002, of unexercised options under the Company's Incentive Stock Plan.

                                                                         Number of                 Value ($) of
                                                                        Unexercised            Unexercised In-the-
                                                                         Options at              Money Options at
                                Shares                                December 31, 2002          December 31, 2002
                               Acquired                               -----------------          -----------------
                                  On
                               Exercise             Value               Exercisable/               Exercisable/
          Name                   (#)            Realized ($)           Unexercisable              Unexercisable
          ----                   ---            ------------           -------------              -------------

John D. McCown                    0                   0                     0/0                        0/0
Ralph W. Heim                     0                   0               239,452/119,120                  0/0
J. Edward Morley                  0                   0                92,785/60,640                   0/0
Robert Van Dijk                   0                   0                92,785/60,640                   0/0
Mark A. Tanner                    0                   0                96,785/61,640                   0/0

Compensation of Directors

         Directors who are not employees of the Company or representatives of the Estate of Malcom P. McLean, receive an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended by such director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such meetings. Directors who are employees of the Company do not receive additional compensation for such services.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of three independent members of the Board.

Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

         The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

         The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

         In reviewing base salaries of senior management for 2002 and salary compensation for 2003, including the salary of Mr. John D. McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the lack of salary adjustments in recent years
(iii) the financial and operational performance of the Company in its market, the Company's liquidity as well as the role and contribution of the particular executive with respect to such performance and (iv) non-financial performance related to the individual executive's contributions.

         Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

         Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company performance. The allocation of points under this system is based upon the subjective decision of the compensation committee. Points were allocated but no bonus was granted in 2002 under this plan.

         Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During fiscal year 2002, 160,000 options were granted to the Company's executive officers and 107,000 options were granted to other employees of the Company.

                                         COMPENSATION COMMITTEE:

                                            Allen L. Stevens
                                            Peter S. Shaerf
                                            Nickel van Reesema

Compensation Administration

         The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

         Performance Graph

         The following line graph compares the Company's cumulative total stockholder return on its Common Stock since December 31, 1997, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on December 31, 1997 in each index and in the Company's Common Stock and the reinvestment of dividends. The graph assumes that $100 of the Company's Common Stock was purchased on December 31, 1997 at the price of $8.875 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.

         [OBJECT OMITTED]


                                  12/31/97       12/31/98      12/31/99       12/31/00       12/31/01      12/31/02

Trailer Bridge, Inc.(1)           $100.00          $17.25        $14.08         $19.01         $14.99        $24.11
Nasdaq US Index                    100.00          140.99        261.48         157.42         124.89         86.33
S&P Truckers Index                 100.00           98.99        102.62         110.63         154.57        179.30
(the "Peer Group")

                          REPORT OF THE AUDIT COMMITTEE

         The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's conduct of the Company's financial reporting process. The Audit Committee is comprised of Allen L. Stevens, Nickel van Reesema, and Peter S. Shaerf, each of who is "independent" under Nasdaq rules. For the year ended December 31, 2002 the Audit Committee:

         o reviewed and discussed the Company's fiscal 2002 financial statements with management and representatives of Deloitte & Touche LLP, the Company's independent public accountants;

         o discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61;

         o received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1; and

         o        discussed with Deloitte & Touche LLP its independence.

         Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2002 be included in the Company's annual report on Form 10-K for the fiscal year.

                                            AUDIT COMMITTEE:

                                            Allen L. Stevens
                                            Peter S. Shaerf
                                            Nickel van Reesema

Principal Accounting Firm Fees

Aggregate fees billed to the company during (for) the fiscal year ending December 31, 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, were as follows:

Audit Fees                                             $104,730

Financial Information Systems
 Design and Implementation Fees                        $-0-

All Other Fees                                         $26,007  (a) (b)

---------

(a) Includes fees for tax consulting, employee benefits consulting and other non-audit services.


(b) The audit committee believes that the provision of these services is compatible with maintaining the principal accounting firm's independence.

                              CERTAIN TRANSACTIONS

         The Company charters two roll-on/roll-off barge vessels and the right to use a related ramp structure in San Juan, Puerto Rico from Kadampanattu Corp. ("K Corp."), which is wholly owned by the estate of Malcom P. McLean, the Company's controlling stockholder. The estate owns approximately 50.6% of the outstanding shares of the Company's Common Stock and an affiliate of the estate owns 100% of the Series A Preferred Stock resulting in the Estate holding 53.9% of the voting stock of the Company. In addition, it owns 100% of the common stock of K Corp. John D. McCown, Chairman and Chief Executive Officer of the Company and F. Duffield Meyercord, a director, are co-executors of the estate. Malcom P. McLean, Jr., also a director, and the wife of Greggory B. Mendenhall, also a director, are residuary beneficiaries of the estate. John D. McCown and William G. Gotimer, Jr. are each directors and officers of Kadampanattu Corp.

          The Company has engaged and continues to engage in transactions with two affiliates - K Corp. and the estate of Malcom P. McLean. Since inception, the Company has chartered its two ro/ro vessels from K Corp. under long term charters at a fixed daily price. The charters currently provide for a per vessel payment to K Corp. of $10,050 per day and also require the Company to maintain and repair the vessels and ramp. The charters expire at September 1, 2010. Upon the expiration of the charters, the Company has the option to extend the charters for an additional eight years at $11,000 per day per vessel, or may purchase the vessels at their then fair market value. Total expense under these charters from K Corp. was $7.3 million in 2002. The charter payments were increased from $5,000 per day per vessel in 1996 following completion of the mid-body expansion.

         At various times during the Company's existence the Company has borrowed funds from K Corp. on an unsecured basis, deferred charterhire or had charterhire forgiven by K Corp. During 2002, Kadampanattu Corp. converted $24.0 million of indebtedness of the Company, arising from both charter deferrals, including $1.1 million due under the charters in the first and second quarters of 2003, and advanced funds, to non-convertible Series B Preferred Stock. Beginning April 1, 2003, cumulative preferential dividends will accrue on the purchase price of the Series B Preferred Stock at a rate equal to 90-day LIBOR plus 350 basis points. Starting in 2004, the dividend rate will increase 25 basis points per quarter up to a maximum dividend rate of 90-day LIBOR plus 650 basis points. The note that the Series B Preferred Stock was exchanged for was non-interested bearing until it was due and provided for interest on overdue amounts at a rate of 90 day Libor plus two and one-half percent. The Company's Audit Committee and the Company's full board of directors approved this conversion. At December 31, 2002, there was no outstanding payable amount to K Corp. The Company does not anticipate any unsecured borrowings or charter hire forgiveness from K Corp. through the remainder of calendar 2003 but may utilize deferrals similar to those granted in the first and second quarters of 2003 and previous years.

         During the first quarter of 2002, the Company entered in to a Loan and Security Agreement with the Estate of Malcom P. McLean under which the Company borrowed $3.0 million. The loan was secured primarily by unencumbered trailer equipment. During the quarter ended June 30, 2002 the Company borrowed $5.0 million from an affiliate, Transportation Receivables 1992, LLC secured primarily by the same trailer equipment. The proceeds of this borrowing were used to repay $3.0 million borrowed in the first quarter of 2002 described above and to provide $2.0 million in working capital. In addition the same affiliate purchased Series A Preferred Stock for $2.0 million. The Series A Preferred Stock, which has a liquidation preference of $2.0 million, does not bear preferential dividends but participates with the common stock on an as-converted basis in any common dividends. Shares of Series A Preferred Stock are convertible into common stock at a price of $1.022330179 per common share, which was a 23.3% discount of the 30 day average closing price as of March 28, 2002 of $1.33. Except where class voting is required by law, the Series A Preferred Stock votes together with the common stock as a single class, with each share of Series A Preferred Stock entitled to 35.52 votes per share (or approximately 35% of the number of votes on an as-converted basis). The estate of Malcom P. McLean is the sole member of Transportation Receivables 1992, LLC. The Company's Audit Committee and the Company's full board of directors, based upon a fairness opinion from an independent entity, approved all transactions with Transportation Receivables 1992, LLC.

         The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties.


                                    AUDITORS

         The Audit Committee has selected Deloitte & Touche LLP as the independent accountant of the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


                           PROXY SOLICITATION EXPENSE

         The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 24, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next Annual Meeting of stockholders. The persons named in proxies solicited by the Company's Board of Directors for the next Annual Meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company's proxy statement and which is received later than March 9, 2004.


                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

         Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.


                                        By order of the Board of Directors,


                                        WILLIAM G. GOTIMER, JR.
                                        Executive Vice President,
                                        General Counsel and Secretary

Jacksonville, Florida
April 23, 2003

                                    APPENDIX



                                  DETACH HERE

                                     PROXY

                              TRAILER BRIDGE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned, revoking all previous proxies, hereby appoints JOHN D. McCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 28, 2003 at 1:00 P.M., and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.


SEE REVERSE                                                          SEE REVERSE
   SIDE        IMPORTANT - TO BE SIGNED DATED ON THE REVERSE SIDE       SIDE

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]  Please mark
     votes as in
     this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.
1. To elect nine Directors:
   Nominees: (01) William G. Gotimer, Jr., (02) Artis E. James, (03) John D. McCown, (04) Malcom P. McLean, Jr., (05) Greggory B. Mendenhall,
   (06) F. Duffield Meyercord, (07) Peter S. Shaerf, (08) Allen L. Stevens and
   (09) Nickel van Reesema

        FOR  [ ]       [ ]  WITHHELD

  [ ]  ______________________________________
       For all nominees except as noted above

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE
                                        AT LEFT            [ ]

                                        Please sign your name(s) exactly as it
                                        appears hereon. If signing as attorney
                                        or for estates, trusts or corporations,
                                        title or capacity should be indicated.
                                        PLEASE RETURN THIS PROXY PROMPTLY.



Signature: _____________ Date: _________  Signature: ___________ Date: _________